Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-         ) pertaining to Cynosure, Inc.’s 1992 Stock Option Plan, 2004 Stock Option Plan and 2005 Stock Incentive Plan of our report dated August 3, 2005, with respect to the consolidated financial statements of Cynosure, Inc. for the year ended December 31, 2004, included in its Registration Statement (Form S-1) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts
December 8, 2005